Exhibit 10.1
FINTECH ACQUISITION CORP.
FOUNDERS’ SECURITIES PURCHASE AGREEMENT
     THIS FOUNDERS’ SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March ___, 2008, is entered into by and between FINTECH ACQUISITION CORP., a Delaware corporation (the “Company”) and the individuals listed on Exhibits A1-20 (each, a “Purchaser” and, together, the “Purchasers”). Terms used but not otherwise defined in this Agreement shall have the meaning assigned such terms in the Registration Statement (as defined below).
     WHEREAS, the Company intends to file a registration statement (the “Registration Statement”) for the initial public offering of units (the “Initial Public Offering”), each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (a “Share”), and one warrant to purchase one Share at an exercise price of $7.50 per Share.
     WHEREAS, concurrent with the execution and delivery of this Agreement, the Purchasers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, an aggregate of 1,365,625 units (the “Founders’ Units”), in the respective amounts set forth opposite such Purchaser’s name on Schedule A hereto, each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Founders’ Shares”) and one warrant to purchase one Share at an exercise price of $7.50 per share (the “Founders’ Warrants”).
     NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
SECTION 1
Authorization, Purchase and Sale; Terms of the Founders’ Units, Founders’ Shares
and Founders’ Warrants
     A. Authorization of the Founders’ Units, Founders’ Shares, Founders’ Warrants and Shares Underlying the Founders’ Warrants. The Company has duly authorized the issuance and sale to the Purchasers of each of the Founders’ Units, Founders’ Shares and Founders’ Warrants and Shares underlying the Founders’ Warrants (collectively, the “Securities”).
     B. Purchase and Sale of the Founders’ Units. Concurrently with the execution and delivery of this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall purchase from the Company, the number of Founders’ Units listed beside each Purchaser’s name on Exhibits A for a purchase price listed beside each Purchaser’s name on Exhibits A (the “Founders’ Units Purchase Price”). As soon as practicable after the execution and delivery of this Agreement, the Company shall deliver certificates evidencing the Founders’ Units, Founders’ Shares and Founders’ Warrants to be purchased by the Purchasers hereunder, in each case registered in each Purchaser’s name, upon the payment by the Purchaser of the Founders’ Units Purchase Price, by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions or by such other method as may be reasonably acceptable to the Company.
     C. Terms of the Founders’ Units, Founder’s Shares and Founder’s Warrants.
          (i) Founders’ Units: Each Unit of the Founders’ Units shall consist of one Founders’ Share and one Founders’ Warrant and shall have the terms set forth in the Unit Certificate attached as EXHIBIT B hereto.
          (ii) Founder’s Shares: The Founder’s Shares shall have the terms set forth in the Certificate of Incorporation of the Company and the Founder’s Share Certificate attached as EXHIBIT C hereto. Without limiting the foregoing, the Purchasers hereby expressly agree that if the Company consummates the Initial Public Offering, then (a) in connection with the stockholder vote required to approve an initial merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or assets (a “Business Combination”), the Purchasers agree to vote the Founders’ Shares in accordance with a majority of the shares of common stock voted by holders of shares of common stock issued in the Initial Public Offering and (b) the Purchasers agree to waive any right to participate in any liquidation distribution to the extent set forth in Section 3.D of this Agreement.
          (iii) Founders’ Warrants: The Founders’ Warrants shall have the terms set forth in the Warrant Agreement set forth as EXHIBIT D hereto.
          (iv) Transfer Restrictions: In addition to the restrictions on transfer set forth in Section 6 hereof, the Purchasers shall not sell or transfer the Founders’ Units, Founders’ Shares, Founders’ Warrants and the Shares underlying the Founders’ Warrants for a period of one year from the date the Company completes its Business Combination except to a Permitted Transferee (as defined in the Warrant Agreement) who agrees in writing with the Company to be subject to such transfer restrictions, vote the Founders’ Shares as provided in (ii) above; waive any right to participate in any liquidation distribution as provided in (ii) above and agrees to the forfeiture of the Founders’ Units, Founders’ Shares and Founders’ Warrants as provided in (vi) below. During this period, the Purchasers and their Permitted Transferees shall retain all other rights of holders of Shares, including, without limitation, the right to vote their Shares (except as described above with respect to a Business Combination) and the right to receive cash dividends, if declared. If dividends are declared and payable in Shares, such dividends will also be subject to the restrictions contained in this Section 1.C.(iv).
          (v) Registration Rights: In connection with the closing of the Initial Public Offering, the Company and the Purchasers shall enter into an agreement (the “Registration Rights Agreement”) granting the Purchasers registration rights with respect to the Securities.

          (vi) Forfeiture and Sell-Back of Securities:
          a. Each Purchaser hereby agrees to forfeit, in such proportion as such Purchaser purchased the Securities under this Agreement, a number of Securities necessary to ensure that the aggregate amount of Founders’ Shares held by the Purchasers, together with TBBK Acquisitions I, LLC (the “Sponsor”) and any permitted transferees does not exceed 20% of the issued and outstanding common stock of the Company upon the consummation of the Company’s Initial Public Offering.
          b. Each Purchaser acknowledges and agrees that if, prior to the consummation of the Business Combination, his or her employment or involvement with any of the Company, Bancorp or the Sponsor terminates for any reason, including resignation, or if written notice of termination is given by any such company, the Sponsor shall have the right, for a period of 60 days following such termination, resignation or, if earlier, notice of either thereof, to purchase such Purchaser’s Founders’ Units at the original price set forth on Exhibit A. The Sponsor shall be deemed to have exercised its purchase right hereunder if it shall send notice to the Purchaser of its exercise to the address as it appears on the books and records of Bancorp, or if it shall personally deliver such notice, within such 60-day period. Each Purchaser hereby agrees that if the Sponsor sends notification that it will exercise its right to purchase Founders’ Units, such Purchaser must promptly (and, in any event, within five business days of the date upon which such notice was sent or delivered), tender his or her Founders’ Units to the Sponsor for purchase by it.
SECTION 2
Representations and Warranties of the Company
     As a material inducement to the Purchasers to enter into this Agreement and purchase the Founders’ Units, the Company hereby represents and warrants to the Purchaser that:
     A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.
     B. Authorization; No Breach.

          (i) The execution and delivery of this Agreement and the Warrant Agreement and the performance of this Agreement and the Warrant Agreement have been duly authorized by the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. The Warrant Agreement, and upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Founders’ Warrants, constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.
          (ii) The execution and delivery by the Company of this Agreement, the Warrant Agreement and the sale and issuance of each of the Securities and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.
     C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, each of the Securities will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Purchaser will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, (c) liens, claims or encumbrances imposed due to the actions of the Purchasers and (d) forfeiture requirements pursuant to Section 1(C)(vi) hereunder.
     D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the Warrant Agreement, or the consummation by the Company of any other transactions contemplated hereby.
SECTION 3
Representations and Warranties of the Purchasers
     A. Capacity and State Law Compliance. Each Purchaser hereby represents and warrants as to itself, that they have engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Securities is permitted under applicable securities laws. Each Purchaser understands and acknowledge that the purchase of Shares upon the exercise of the Founders’ Warrants will require the availability of an exemption from registration under federal and/or state securities laws and that any sale of such Shares shall require registration or the availability of an exemption from registration under federal and/or state securities laws.
     B. Authorization; No Breach.
          (i) Each Purchaser hereby represents and warrants as to itself, that this Agreement constitutes a valid and binding obligation, enforceable in accordance with its terms.
          (ii) Each Purchaser hereby represents and warrants as to itself, that the execution and delivery of this Agreement and the fulfillment of and compliance with the respective terms hereof do not and shall not conflict with or result in a breach of the terms, conditions or provisions of any agreements, instruments, orders, judgments or decrees to which any of such Purchasers are subject.
     C. Investment Representations.
          (i) Each Purchaser hereby represents and warrants as to itself, that they are acquiring the Securities for their own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.
          (iii) Each Purchaser hereby represents and warrants as to itself, that they understand that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchasers’ compliance with, the representations and warranties of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchasers to acquire such Securities.
          (iv) Each Purchaser hereby represents and warrants as to itself, that they did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).
          (v) Each Purchaser hereby represents and warrants as to itself, that they have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchasers. Each Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchasers understand that their investments in the Securities involve a high degree of risk. The Purchasers have sought such accounting, legal and tax advice as the Purchasers have considered necessary to make an informed investment decision with respect to their acquisitions of the Securities.
          (vi) Each Purchaser hereby represents and warrants as to itself, that they understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchasers nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          (vii) Each Purchaser hereby represents and warrants as to itself, that they understand that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchasers understand that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act. The Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.
          (viii) Each Purchaser hereby represents and warrants as to itself, that they have such knowledge and expertise in financial and business matters, know of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, are capable of evaluating the merits and risks of an investment in the Securities and are able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. The Purchasers have adequate means of providing for their current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Each Purchaser hereby represents and warrants as to itself, that they can afford a complete loss of its investment in the Securities.
     D. Waiver of Right to Amounts in the Trust Account and Indemnification.
          (i) Each Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the trust account established by the Company for the deposit of proceeds from the Initial Public Offering, as a result of any liquidation of the trust account, with respect to the Founders’ Shares (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever except for any amounts to which it may be entitled upon liquidation of the Company in respect of such Purchaser’s ownership of Shares other than the Founders’ Shares.

          (ii) Each Purchaser acknowledges and agrees that the stockholders of the Company, including those who purchase the units in the Initial Public Offering, are and shall be third-party beneficiaries of the foregoing provisions of Section 3.D. of this Agreement.
          (iii) Each Purchaser agrees that to the extent any waiver of rights under this Section 3.D. is ineffective as a matter of law, such Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Each Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.
SECTION 4
Conditions of the Purchasers’ Obligations
     The obligation of the Purchasers to purchase and pay for the Founders’ Units is subject to the fulfillment of each of the following conditions:
     A. Representations and Warranties. The representations and warranties of the Company contained in Section 2, shall be true and correct at and as of the date hereof.
     B. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.
SECTION 5
Conditions of the Company’s Obligations
     The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment of each of the following conditions:
     A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the date hereof.
     B. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Founders’ Units.
     C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.
SECTION 6
Miscellaneous
     A. Legends.
          (i) The certificates evidencing the Founders’ Units and the Founders’ Shares will include the legend set forth on EXHIBITS B and C hereto, respectively, which each Purchaser has read and understands. The Founders’ Warrants and Shares issued upon exercise of such warrants will include the legend set forth in Exhibit B to the Warrant Agreement in the case of the Founders’ Warrants and in the Warrant Agreement in the case of the Shares, which each Purchaser has read and understands.
          (ii) By accepting the Securities, each Purchaser agrees, prior to any transfer of the Securities, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the Purchasers agree not to make any disposition of all or any portion of the Securities unless and until:
          (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, in which case the legends set forth above with respect to the Securities sold pursuant to such registration statement shall be removed; or
          (b) if reasonably requested by the Company, (A) the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C) the Company shall have received an agreement by such transferee to the restrictions contained in the legends referred to in (i) hereof.
Notwithstanding the foregoing, the Purchasers also understand and acknowledge that the transfer of the Founders’ Units, Founders’ Shares and Founders’ Warrants and exercise of the Founders’ Warrants are subject to the specific conditions to such transfer or exercise as outlined herein and the Warrant Agreement as to which the Purchasers specifically assent by their execution hereof.
          (iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with federal and state securities laws and the transfer restrictions contained elsewhere in this Agreement and the Warrant Agreement.

     B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.
     C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
     D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.
     E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.
     F. Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.
     G. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:	FinTech Acquisition Corp.
405 Silverside Road
Wilmington, DE 19809
Fax No.: (302) 385-5117

With a copy to:	Ledgewood, P.C.
Attn: Mark Rosenstein, Esq.
1900 Market Street, Suite 750
Philadelphia, PA 19103
Fax No.: (215) 735-2513

If to the Purchasers:	c/o The Bancorp, Inc.

Attn: Marty Egan
405 Silverside Road
Wilmington, DE 19809
Fax No.: (302) 385-5117
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
     H. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Founders’ Securities Purchase Agreement on the date first written above.
COMPANY:
FINTECH ACQUISITION CORP.

By:
Name:	Frank M. Mastrangelo
Title:	President
SPONSOR (signing solely in connection with Section 1(C)(vi):
TBBK ACQUISITIONS I, LLC
By: The Bancorp, Inc., its sole member

By:
Name:	Frank M. Mastrangelo
Title:	President and Chief Operating Officer